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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                March 30, 2000
               ------------------------------------------------
               Date of Report (Date of earliest event reported)

                             INTERCELL CORPORATION
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

         Colorado                     0-14306                   84-0928627
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(State or other jurisdiction  (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)

                          370 17th Street, Suite 3580
                               Denver, CO 80202
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                   (Address of principal executive offices)
                                  (Zip Code)

                                (303) 592-1010
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             (Registrant's telephone number, including area code)

         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 1.  Changes in Control of Registrant.

     On February 14, 2000, the Board of Directors (the "Board") of Intercell Corporation (the "Company") authorized the issuance of a newly created series of preferred stock of the Company, the Series E Convertible Preferred Stock (the "Series E Preferred Stock"), and approved a plan to re-incorporate the Company from Colorado to Nevada as well as certain other actions which may be taken by the newly formed corporation if the shareholders approve the re-incorporation. The issuance of the Series E Preferred Stock, the re-incorporation plan to be voted on by shareholders of the Company and the actions to be taken thereafter by the new corporation address the Company's debt level, operating capital deficiency, insufficient authorized capital to honor outstanding convertible instruments and its capital structure, all of which have deterred financing opportunities. The Certificate of Designation and Rights for the Series E Preferred Stock is set forth as an exhibit to this report. In addition, the plan of which the re-incorporation is a part is set forth as an exhibit to this report.

     The issuance of the 1,000 shares of Series E Preferred Stock on March 30, 2000 will effect a temporary change in control of the Company. While the Company is unaware of any person that controlled the Company before the issuance of the Series E Preferred Stock, as a result of such issuance, the holders thereof will have effective voting control of the Company in that they will vote as a class with the Company's shares of common stock and will have in excess of 50% of the voting rights with respect to such class at any regular or special meeting of the stockholders of the Company. This change in control of the Company is intended to be temporary, as, pursuant to the Certificate of Designation and Rights for the Series E Preferred Stock, all of the Series E Preferred Stock will be automatically converted into common stock representing 5% of the outstanding common stock of the Company on the date of conversion, on a fully diluted basis, at such time as the re-incorporation plan is approved and certain other actions are taken by the new corporation.

     Technology Investors, LLC ("Technology Investors") purchased, from cash reserves, 700 shares of the Series E Preferred Stock for $70,000. Technology Investors is a Colorado limited liability company that is controlled by R. Mark Richards. In addition, Triad Technologies, LLC ("Triad") purchased, from its working capital, the remaining 300 shares of Series E Preferred Stock for $30,000. Triad is a Nevada limited liability company that is controlled by H. Glenn Bagwell, Jr., Esq and that is unaffiliated with Technology Investors, Corporate Advisors (referred to below), Gemini (referred to below) or with the Company. Collectively, Triad and Technology Investors are referred to as the "Series E Holders." The Series E Holders purchased the Series E Preferred Stock pursuant to a Letter Agreement, dated as of February 14, 2000. In connection with the purchase of the Series E Preferred Stock, the Board appointed two nominees of the Series E Holders to the Board, who are R. Mark Richards and Mallory M. Smith. The Series E Holders have agreed with each other and with the Company that they will vote in favor of the re-incorporation plan.

     As of the date of this report and as described below, the Series E Holders and certain persons affiliated with the Company have invested additional funds and have taken certain actions to rehabilitate the Company.

     The Series E Holders purchased from the Company for $900,000, 1,500,000 restricted shares of common stock of Nanopierce Technologies Inc., in order to provide funds for the Company to compromise creditors, to acquire new businesses or technologies and for operating capital. As of the date of this report, the purchase price has been paid to the Company in the form of $700,000 in cash and the remaining $200,000 of the purchase price is in the form of a promissory note secured by 60,000 shares of common stock of Nanopierce Technologies, Inc.

     For approximately $1,200,000, Triad purchased from an unaffiliated person 432 shares of the

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outstanding Series D Preferred Convertible Shares of the Company (the "Series D
Preferred Shares") which were acquired to avoid the conversion of such shares until such time as the Company has sufficient authorized capital. Those Series D Preferred Shares were and are entitled to be converted into approximately 7,602,583 shares of common stock of the Company.

     To provide additional working capital and operating funds to the Company, the father of R. Mark Richards, who has an outstanding note payable to the Company in the amount of $422,500, has agreed to accelerate the payment due date thereon and pay the balance of the note on the effective date of the approval of the amendment to Articles of Incorporation of the Company increasing the authorized capital of the Company.

Item 5.  Other Events.

     The Company used 170,000 restricted shares of Nanopierce Technologies, Inc. to purchase, among other things, a $750,000 convertible debenture owned by the Augustine Fund, L.P. that could have been converted into at least 75,000,000 shares of the common stock of the Company in order to avoid the conversion of that debenture. As a result of this transaction, the Company also reacquired certain assets which had formerly been pledged as collateral to the Augustine Fund, L.P.

     The Company has been informed that Corporate Advisors, Inc. ("Corporate Advisors"), which is owned beneficially by the wife of Paul Metzinger, the President and Chief Executive Officer of the Company and Gemini Investments, Ltd. ("Gemini"), an unaffiliated entity, have acquired certain convertible securities from third parties to eliminate the potential threat of or threatened litigation against the Company as a result of the Company's lack of sufficient authorized capital to honor the conversion rights of certain of its outstanding securities. Corporate Advisors purchased from an unaffiliated person the remaining 648 outstanding Series D Preferred Shares for approximately $2,160,000. The Series D Preferred Shares were and are entitled to be converted into approximately 11,403,875 shares of the common stock of the Company.

     The Company also has been informed that Corporate Advisors and Gemini Investments, Ltd. purchased a total of 22 of the outstanding Series C Convertible Preferred Shares (the "Series C Preferred Shares") of the Company from an unaffiliated institution for a purchase price of $150,000. Corporate Advisors purchased 15.4 of such shares and Gemini Investments, Ltd. purchased
6.6 of such shares. The Series C Preferred Shares were and are entitled to be converted into 32,092,935 shares of common stock of the Company.

Item 7.  Exhibits and Financial Information.

     The following is a complete list of Exhibits filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of
Item 601 of Regulation S-B.

   Exhibit No.                                          Description
      *2.00        Plan of re-incorporation and related matters
      *4.00        Certificate of Designation of Series E Preferred Shares
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*Filed herewith.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                    INTERCELL CORPORATION

                                    /s/ Paul H. Metzinger
                                    --------------------------------------------
                                    President, Chief Executive Officer

April 10, 2000

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                                 EXHIBIT INDEX


   Exhibit No.                     Description

      *2.00        Plan of re-incorporation and related matters

      *4.00        Certificate of Designation of Series E Preferred Shares
________________
*Filed herewith.